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EXHIBIT 10.1

PURCHASE AGREEMENT

between

THE MILLS CORPORATION,

CLARION CRA SECURITIES, L.P.

and

ING CLARION REAL ESTATE INCOME FUND

dated as of

November 4, 2003

PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of November 4, 2003 by and among The Mills Corporation, a Delaware corporation (the "Company"), ING Clarion Real Estate Income Fund, a closed-end management investment company organized as a Delaware statutory trust ("Clarion Fund"), and Clarion CRA Securities, L.P., a Delaware limited partnership ("Clarion") and advisor to Clarion Fund.

        WHEREAS, as of the date hereof, the Company has outstanding 8,160,000 shares of its 8.75% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share ("Series E Preferred Stock"); and

        WHEREAS, the Company desires to sell and issue to Clarion Fund, and Clarion Fund desires to purchase from the Company, 385,000 shares of Series E Preferred Stock.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.     PURCHASE; CLOSING

  1.1.    Purchase of Series E Preferred Stock.

          Subject to the terms and conditions hereof, Clarion Fund hereby agrees to purchase from the Company, and the Company agrees to sell to Clarion Fund (the "Offering"), 385,000 shares of Series E Preferred Stock (the "Shares"). The per share purchase price for the Shares will be $26.237 and the aggregate purchase price for the Shares shall be equal to the per share price multiplied by the number of Shares, or $10,101,245.00 (the "Purchase Price").

  1.2.    Closing and Payment.

            (a)   Subject to the terms and conditions hereof, the payment for, and the delivery of, the Shares (the "Closing") shall be made at the Company, or at such other place as shall be agreed upon by the Company and Clarion Fund, at 11:00 A.M. (Eastern time) on November 5, 2003, or such other time not later than ten business days after such date as shall be agreed upon by the Company and Clarion Fund.

            (b)   Payment of the Purchase Price shall be made by Clarion Fund to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Clarion Fund of the Shares to be purchased pursuant to the Offering.

2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Clarion and Clarion Fund as follows:

  2.1.    Registration of the Shares

          The Shares to be issued in connection with the Offering have been registered with the Securities and Exchange Commission (the "Commission") pursuant to a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission, which Registration Statement was declared effective by the Commission, and, to the Company's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

  2.2.    Organization

          The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as described in the Prospectus (as hereinafter defined) and to enter into this Agreement and to perform its obligations hereunder

  2.3.    Due Authorization

          This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by each of Clarion and Clarion Fund, is enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary actions on behalf of the Company.

  2.4.    Authorization of Shares

          The Shares have been duly authorized by the Company for issuance and sale pursuant to this Agreement. Such Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the Purchase Price, will be validly issued, fully paid and non-assessable, and will not be subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation and bylaws of the Company or under any agreement to which the Company is a party, or otherwise.

  2.5.    Absence of Defaults

          The Company is not in any violation of its certificate of incorporation or by laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, except for such defaults that would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole (collectively, "Material Adverse Effect").

  2.6.    Description of the Shares

          The Shares being sold pursuant to this Agreement conform in all material respects to the statements relating thereto contained in the prospectus supplement, dated November 4, 2003, to the prospectus, dated October 2, 2002 (collectively, the "Prospectus").

  2.7.    Litigation

          There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company that is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or that would result in a Material Adverse Effect.

  2.8.    REIT Status

          Commencing with its taxable year ended December 31, 1994, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for each of its subsequent taxable years, and no actions have been taken (or not taken that are required to be taken) that would cause such qualification as a real estate investment trust to be lost.

  2.9.    Brokers or Finders

          Other than the Placement Agent Fee (as defined herein), the Company is not liable, contingently or otherwise, for the payment of brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby.

3.     REPRESENTATIONS AND WARRANTIES OF CLARION AND CLARION FUND

        Each of Clarion and Clarion Fund, severally and jointly, hereby represents and warrants to the Company as follows:

  3.1.    Organization and Ownership of Clarion and Clarion Fund

          Clarion is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Clarion has all requisite partnership power and partnership authority to enter into this Agreement and to perform its obligations hereunder. Clarion Fund is a trust duly organized, validly existing and in good standing under the laws of the State of Delaware. Clarion Fund has all requisite trust power and trust authority to enter into this Agreement and to perform its obligations hereunder.

  3.2.    Due Authorization

          This Agreement has been duly authorized, executed and delivered on behalf of each of Clarion and Clarion Fund and, assuming due authorization, execution and delivery by the Company, is enforceable against each of Clarion and Clarion Fund in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary actions on behalf of each of Clarion and Clarion Fund.

  3.3.    Ownership and Transfer Limitations

          Each of Clarion and Clarion Fund has received complete copies of the Company's Certificate of Incorporation ("Certificate of Incorporation"), understands the restrictions on ownership and transfer of ownership in the Company included in Article 12 of the Certificate of Incorporation and as described in the Prospectus and the documents incorporated by reference therein, and shall comply with such restrictions contained therein.

  3.4.    Absence of Default

          The performance of the obligations contained herein or contemplated hereby does not violate any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which each of Clarion and Clarion Fund is a party or by which it may be bound, except for such violations that would not materially adversely affect the ability of each of Clarion and Clarion Fund to perform its respective obligations hereunder or contemplated hereby.

  3.5.    Source of Fund

          At the Closing, Clarion Fund shall have available sufficient funds necessary to pay the Purchase Price and otherwise to satisfy its obligations hereunder.

  3.6.    Brokers or Finders

          No agent, broker, investment banker or other firm or person, including any of the foregoing that is an affiliate of either of Clarion or Clarion Fund, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from either Clarion or Clarion Fund in connection with this Agreement or the transactions contemplated hereby for which the Company or any of its subsidiaries will be responsible.

4.     CONDITIONS TO CLOSING; POST-CLOSING OBLIGATION OF THE COMPANY

  4.1.    Conditions to Obligations of Clarion and Clarion Fund

          The obligations of Clarion and Clarion Fund to severally and jointly to purchase and pay for the Shares at the Closing are subject to satisfaction or waiver of each of the following conditions precedent:

            (a)   The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not have a Material Adverse Effect.

            (b)   There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending actions that would have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Shares.

            (c)   The Company shall have delivered to Clarion Fund on the Closing Date copies of duly executed certificates representing the Shares being purchased pursuant to the Offering (with original unit certificates to be delivered promptly following the Closing Date).

  4.2.    Conditions to Obligations of the Company

          The obligations of the Company to issue and sell the Shares at the Closing are subject to satisfaction or waiver of each of the following conditions precedent:

            (a)   The representations and warranties of each of Clarion and Clarion Fund contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the date of the Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not materially adversely affect the ability of either Clarion or Clarion Fund to perform its obligations hereunder or contemplated hereby.

            (b)   There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending actions that would reasonably be expected to have a material adverse effect on the ability of either Clarion or Clarion Fund to consummate the transactions contemplated hereby or to issue the Shares.

  4.3.    Post-Closing Obligation of the Company

          Within ten (10) days from the Closing, the Company shall pay to Clarion an amount equal to $210,000 as a placement agent fee (the "Placement Agent Fee"). Such payment shall be made by wire transfer of immediately available funds to a bank account maintained by or for the benefit of Clarion and as set forth on Schedule 4.3 hereto.

5.     MISCELLANEOUS

  5.1.    Counterparts

          This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall be effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Agreement, provided receipt of copies of such counterparts is confirmed.

  5.2.    Governing Law

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REFERENCE TO THE CHOICE OR CONFLICT OF LAW PRINCIPLES THEREOF.

  5.3.    Entire Agreement

          This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

  5.4.    Notices

          All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

    Notices to the Company shall be addressed to:

      The Mills Corporation
      1300 Wilson Boulevard, Suite 400
      Arlington, VA 22209
      Attention: Thomas E. Frost, Executive Vice President and General Counsel
      Telecopy Number: (703) 526-5155

    with a copy (which shall not constitute notice) to:

      Hogan & Hartson L.L.P.
      555 Thirteenth Street, N.W.
      Washington, DC 20004-1109
      Attention: Bruce W. Gilchrist, Esq.
      Telecopy Number: (202) 637-5910

    Notices to either of Clarion or Clarion Fund shall be addressed to:

      Clarion CRA Securities, L.P.
      259 North Radnor Chester Road
      Suite 205
      Radnor, PA 19087
      Attention: Ms. Heather A. Trudel, Senior Vice President
      Telecopy Number: (610) 964-0410

  5.5.    Headings

          The section and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

  5.6.    Amendments and Waivers

          This Agreement may not be modified or amended except by an instrument or instruments in writing signed by both parties. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by both parties.

  5.7.    Expenses

          Except as set forth in this Agreement, whether or not the Closing is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

  5.8.    Severability

          Any provision hereof that is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

  5.9.    Further Assurances

          The parties agree that, from time to time, whether before, at or after the Closing, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary, appropriate or desirable to carry out the purposes and intents hereof.

[Signatures on following page]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

COMPANY:	THE MILLS CORPORATION
/S/ M. SCOTT DECAIN
	Name:	M. Scott DeCain
	Title:	Senior Vice President, Capital Markets
CLARION:	CLARION CRA SECURITIES, L.P.
	By:	ING REI Holding Inc., its general partner
/S/ PETER ZAPPULLA
Name: Peter Zappulla
Title: Secretary
CLARION FUND:	ING CLARION REAL ESTATE INCOME FUND

/S/ PETER ZAPPULLA
	Name:	Peter Zappulla
	Title:	Chief Financial Officer

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